EXHIBIT 99.1


                             GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    12/09/05

                         WEEKLY ROR               MTD ROR                YTD ROR
CLASS A UNITS              0.44%                   3.05%                  0.84%
CLASS B UNITS              0.42%                   3.03%                 -0.03%

* Subject to independent verification

              WEEKLY COMMENTARY FOR THE WEEK ENDED DECEMBER 9, 2005


The Grant Park Futures Fund posted small gains over the previous week. Positions in the metals and agricultural/soft commodities sectors accounted for the majority of gains. Losses came mainly from positions in the currency and stock index sectors.

Long positions in the metals sector continued to post gains, as prices for gold and silver ended the week higher. Ongoing demand by China combined with speculation that some Asian central banks might increase their gold holdings helped to send prices to levels not seen since the early 1980s. Analysts suggested that the higher prices were also the result of heavy buying on behalf of investors uncertain as to the medium-term direction of the U.S. dollar. February gold on the COMEX settled the week at $530.20 per ounce, $23.20 better than the previous week. Demand for precious metals spread into the silver market, helping the contract reach its highest levels since the middle of 1987. March silver settled 44.8 cents better at $9.095 per ounce. Base metal prices were also higher, benefiting long positions in the copper, zinc and aluminum markets.

Long positions in the sugar market resulted in gains from the soft/agricultural commodity sector. Speculation regarding a reduced crop in drought-stricken Thailand, a possible reduction in output from farmers inside the European Union and increased production of Brazilian ethanol has led market participants to speculate that there will be a "sugar deficit" over the coming year. The March contract on the New York Board of Trade was 0.65 cents better at $13.51 per pound as prices for raw world sugar reached their highest levels since April 1995. Analysts said that delayed harvesting in Central America (due to hurricane damage) also contributed to the higher prices.

Stock indices around the globe were lower for the week resulting in losses for long positions in the sector. The NASDAQ-100 Index closed the week down 16 points pushed lower on news that Intel Corp. had lowered its sales outlook for the fourth quarter. Long positions in the European indices also lost ground as the German DAX closed lower for the week following a poor performance from pharmaceutical stocks. Long positions in the Hong Kong Hang Seng and Australian Share Price Index also lost ground when those indices closed lower. Analysts also cited higher energy prices as a contributing factor in the weaker stock prices.

Lastly, short positions in the British pound and the Euro incurred losses as the U.S. dollar lost ground to some of its major trading partners. Analysts suggested that the weakness in the US Dollar occurred on comments by


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

European Central Bank officials that interest rates there could be on the rise over the coming year. Long positions in the Mexican Peso were hard hit as that currency depreciated against the US Dollar.







































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com